TRANSOCEAN LTD. ANNOUNCES UPDATES FOR TRANSOCEAN LEADER

STEINHAUSEN, Switzerland—February 15, 2018—Transocean Ltd. (NYSE: RIG) announced today that an agreement has been reached with the incumbent customer to amend the drilling contract on the harsh environment semisubmersible Transocean Leader.

The rig experienced equipment breakdown that could not be repaired timely, providing the customer with the right to cancel the contract. However, given the otherwise efficient performance of the rig,  the customer elected to complete its program with the Leader and Transocean agreed to amend the drilling contract, signed today and effective January 13, 2018, whereby the dayrate and contract duration were modified.

The rig is currently in the shipyard for these repairs and will not earn a dayrate during the first quarter of 2018. It is expected to return to work in April of 2018, for approximately 300 days,  210 of which are with the incumbent customer and 90 days with Dana Petroleum.

Contract backlog is reduced by approximately $112 million ($73 million in 2018 and the remainder in 2019) as a result of the contract renegotiation and a  new fixture with Dana Petroleum.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 47 mobile offshore drilling units consisting of 27 ultra-deepwater floaters, 12 harsh environment floaters, two deepwater floaters and six midwater floaters. In addition, Transocean has two ultra-deepwater drillships under construction or under contract to be constructed. The company also operates two high-specification jackups that were under drilling contracts when the rigs were sold, and the company continues to operate these jackups until completion or novation of the drilling contracts.

For more information about Transocean, please visit: www.deepwater.com.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements contain words such as “possible,” “intend,” “will,” “if,” “expect” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in tax estimates, impairment of goodwill, asset impairments, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, fleet utilization, the future prices of oil and gas, capital markets and other factors, including those and other risks discussed in the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2016, and in the company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof,  except as otherwise may be required by law.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Diane Vento

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Media Contact:

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+1 713-232-7647